ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

150301

Filed in the office of	Document Number 20140475250-80
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/30/2014 2:21 PM
	Entity Number E0146522013-6

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:
AMARANTUS BIOSCIENCE HOLDINGS, INC.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:
Series D Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:
Section 10 of the Certificate of Designation of the Corporation for the Series D Convertible Preferred Stock shall be deleted in its entirety and replaced with the following:

"Section 10. Intentionally Omitted."

Section 5 of the Certificate of Designation of the Corporation for the Series D Convertible Preferred Stock shall be deleted in its entirety and replaced with the following:
See attached.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X /s/ Gerald Commissiong

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF DESIGNATION OF

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Pursuant to Section 78.1955 of the

Nevada Revised Statutes

SERIES D CONVERTIBLE PREFERRED STOCK

On behalf of Amarantus BioScience Holdings, Inc., a Nevada corporation (the "Corporation"), the undersigned hereby certifies that the following resolution has been duly adopted by the board of directors of the Corporation (the "Board"):

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of incorporation of the Corporation (the "Articles of Incorporation"):

1. Section 10 of the Certificate of Designation of the Corporation for the Series D Convertible Preferred Stock shall be deleted in its entirety and replaced with the following:

   "Section 10. Intentionally Omitted."

2. Section 5 of the Certificate of Designation of the Corporation for the Series D Convertible Preferred Stock shall be deleted in its entirety and replaced with the following:

   "Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation") whereby all equity holders of the Corporation are liquidated wherein proceeds are distributed from the net assets of the Corporation upon a final liquidation or termination of the Corporation , the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full."

IN WITNESS WHEREOF, the undersigned have duly signed this Certificate of Amendment to the Certificate of Designation of the Series D Convertible Preferred Stock as of this 30th day of June 2014.

Amarantus BioScience Holdings, Inc.

/s/ Gerald Commissiong

By: Gerald Commissiong
Title: President and CEO